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                                                                     Exhibit 12a

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                   For the Years Ended
                                                                      December 31,
                                                    ------------------------------------------------
                                                      2005      2004       2003      2002      2001
                                                    ------------------------------------------------
Earnings as Defined in Regulation S-K (A):

Pre-tax Income from Continuing Operations           $   583   $   592    $   376   $   320   $   324
Fixed Charges                                           342       362        390       408       461
                                                    ------------------------------------------------
Earnings                                            $   925   $   954    $   766   $   728   $   785
                                                    ================================================

Fixed Charges as Defined in Regulation S-K (B)

Interest Expense                                    $   342   $   362    $   390   $   406   $   458
Interest Factor in Rentals                                -         -          -         2         3
                                                    ------------------------------------------------
Total Fixed Charges                                 $   342   $   362    $   390   $   408   $   461
                                                    ================================================

Ratio of Earnings to Fixed Charges                     2.70      2.64       1.96      1.78      1.70
                                                    ================================================

(A) The term "earnings" shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period.

(B) Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.